Exhibit 99.1
Reynolds Consumer Products Reports
First Quarter 2025 Financial Results
Driving Share Gains Across Business

Investing in Attractive Growth and Cost Savings Programs

Updating Fiscal 2025 Outlook
LAKE FOREST, Ill., April 30, 2025 – (BUSINESSWIRE) – Reynolds Consumer Products Inc. (the “Company” or “RCP”) (Nasdaq: REYN) today reported financial results for the first quarter ended March 31, 2025.
First Quarter 2025 Highlights
•Net Revenues of $818 million vs. $833 million in Q1 2024
◦Retail Net Revenues decreased 3% to $767 million
◦Retail volume decreased 4% and was impacted by a later Easter timing and retailer destocking
◦Non-Retail Revenues, which comprises aluminum sales to food service and industrial customers, increased $12 million to $51 million
•Net Income of $31 million vs. $49 million in Q1 2024; Adjusted Net Income of $49 million was unchanged vs. Q1 2024
•Adjusted EBITDA of $117 million vs. $122 million in Q1 2024
•Earnings Per Share of $0.15 vs. $0.23 in Q1 2024; Adjusted Earnings Per Share of $0.23 was unchanged vs. Q1 2024

Net Income decreased to $31 million versus $49 million in the first quarter of 2024, driven by $10 million of after tax refinancing costs and $8 million of after tax CEO transition costs and strategic investments in cost savings and revenue growth initiatives. Adjusted Net Income was unchanged year over year. Adjusted EBITDA decreased to $117 million reflecting lower volume and higher operational costs, partially offset by higher pricing and lower SG&A.

The Company refinanced the remaining $1.645 billion of its original $2.475 billion term loan facility during the quarter, extending the maturity of this debt to 2032 and further enhancing financial flexibility.

“We are executing well in a dynamic consumer and retail environment, outperforming our categories by two points in the quarter,” said Scott Huckins, President and Chief Executive Officer. “Our US-centric manufacturing platform and business model are resilient, and we are effectively navigating the near-term macro challenges in partnership with our retail customers. We are also making progress advancing initiatives to drive growth and margin expansion that deliver long term value.”

Reynolds Cooking & Baking
•Net Revenues increased $3 million to $259 million, reflecting higher Non-retail Revenues, partially offset by a decrease in Retail Net Revenues
•Adjusted EBITDA increased $6 million to $38 million

Retail volume decreased 4% driven by inventory destocking and the later Easter timing, despite Reynolds Wrap growing and gaining share at retail.

The Adjusted EBITDA increase was driven by higher pricing and lapping of higher operational costs, partially offset by lower volume.

Hefty Waste & Storage
•Net Revenues increased $6 million to $240 million
•Adjusted EBITDA decreased $8 million to $59 million
Retail volume increased 3% despite the impact of retailer destocking, and Hefty Waste & Storage continued to outperform its categories. Hefty Fabuloso® waste bags, Hefty Press to Close food bags and other new products continued to deliver strong growth while expanding distribution with promotional spend flat to the prior year.
The Adjusted EBITDA decrease was driven by higher operational costs, partially offset by higher volume.
Hefty Tableware
•Net Revenues decreased $29 million to $179 million
•Adjusted EBITDA decreased $13 million to $17 million

Retail volume decreased 16%, driven by foam declines, retailer destocking and the later Easter timing. The remainder of the Tableware portfolio grew and continued to outperform its categories at retail.

The Adjusted EBITDA decrease was driven by lower foam volume and higher operational costs, partially offset by higher pricing reflecting the timing of promotional activities.
Presto Products
•Net Revenues were unchanged at $143 million
•Adjusted EBITDA decreased $3 million to $26 million

Retail volume was unchanged and was impacted by retailer destocking. Presto’s portfolio gained additional share in store brand food bags at retail.

The Adjusted EBITDA decrease was driven by higher operational costs.

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $58 million at March 31, 2025 and debt was $1,637 million resulting in Net Debt of $1,579 million.
Net Debt to Trailing Twelve Months Adjusted EBITDA1 was 2.3x on March 31, 2025 and within the Company’s target leverage range.

The Company refinanced the remaining $1.645 billion of its original $2.475 billion term loan facility during the quarter, following the upsizing of its undrawn revolving credit facility to $700 million in October 2024. The moves further strengthen the Company’s liquidity and extend maturities to 2029 (revolving credit facility) and 2032 (term loan).
“We delivered earnings in line with our expectations, in spite of a headwind from retailer destocking, demonstrating the advantages of our business model and our responsiveness as an organization,” said Nathan Lowe, Chief Financial Officer. “We are implementing proven plans to mitigate near-term impacts to cost and consumer demand, while remaining focused on initiatives to deliver future growth and margin expansion through targeted investment and other programs.”
Fiscal Year 2025 and Second Quarter Outlook
The Company continues to expect 2025 Net Revenues to be down low single digits by comparison to 2024 Net Revenues and now expects Adjusted EBITDA of $650 million to $670 million and Adjusted EPS of $1.54 to $1.61 for the year.
Two to four points of positive pricing are expected for the year, to offset additional cost increases resulting both directly and indirectly from tariffs.
Retail volume continues to be expected at or above category performance but more pressure is expected on Company categories, which were previously estimated to be down 2% for the year.
Second quarter 2025 Net Revenues are expected to be down 2% to 5% versus second quarter 2024 Net Revenues of $930 million. Second quarter 2025 Adjusted EBITDA is expected to be $155 million to $165 million. Second quarter Adjusted EPS is expected to be $0.35 to $0.39.
Full-year 2025 expected Adjusted Net Income reflects the following estimated adjustments from Net Income: $25 million to $35 million of pre-tax CEO transition costs and strategic investments in cost savings and revenue growth initiatives and $13 million of pre-tax costs related to refinancing the Company’s term loan in the first quarter. In addition, full-year 2025 expected Adjusted EBITDA excludes estimated depreciation and amortization of approximately $130 million.
Quarterly Dividend
The Company’s Board of Directors has approved a quarterly dividend of $0.23 per common share. The Company expects to pay this dividend on May 30, 2025, to shareholders of record as of May 16, 2025.

Earnings Webcast

The Company will host a live webcast this morning at 7:00 a.m. CT (8:00 a.m. ET). A link to the webcast and all related earnings materials will be available on the Company’s Investor Relations website at https://investors.reynoldsconsumerproducts.com.

1Net Debt is defined as current portion of long-term debt plus long-term debt less cash and cash equivalents. Net Debt Leverage is defined as Net Debt divided by Trailing Twelve Months Adjusted EBITDA. See “Use of Non-GAAP Financial Measures” for additional information.

About Reynolds Consumer Products Inc.
Reynolds Consumer Products is a leading provider of household products that simplify daily life so consumers can enjoy what matters most. With a presence in 95% of households across the United States, Reynolds Consumer Products manufactures and sells products that people use in their homes for cooking, serving, cleanup and storage. Iconic brands include Reynolds Wrap® aluminum foil and Hefty® trash bags and disposable tableware, in addition to dedicated store brands which are strategically important to retail customers. Overall, Reynolds Consumer Products holds the No. 1 or No. 2 U.S. market share position in the majority of product categories it serves. For more information, visit https://investors.reynoldsconsumerproducts.com.
Forward Looking Statements
This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including our second quarter and fiscal year 2025 guidance. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “outlook,” “forecast”, “position”, “committed,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “model”, “assumes,” “confident,” “look forward,” “potential” “on track”, or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth and recovery of profitability, management of costs and other disruptions and other strategies, and anticipated trends in our business, including expected levels of commodity costs and volume. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q.
For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

REYN-F

Investor Contact
Mark Swartzberg
Mark.Swartzberg@reynoldsbrands.com
(847) 482-4081

Reynolds Consumer Products Inc.
Consolidated Statements of Income
(amounts in millions, except for per share data)

	For the Three Months Ended
	March 31,
	2025	2024
Net revenues	$801	$811
Related party net revenues	17	22
Total net revenues	818	833
Cost of sales	(629)	(632)
Gross profit	189	201
Selling, general and administrative expenses	(104)	(111)
Other expense, net	(9)	—
Income from operations	76	90
Interest expense, net	(21)	(25)
Debt refinancing expense	(13)	—
Income before income taxes	42	65
Income tax expense	(11)	(16)
Net income	$31	$49

Earnings per share:
Basic	$0.15	$0.23
Diluted	$0.15	$0.23

Weighted average shares outstanding:
Basic	210.3	210.1
Diluted	210.3	210.1

Reynolds Consumer Products Inc.
Consolidated Balance Sheets
(amounts in millions, except for per share data)

	(Unaudited)
	As of March 31, 2025	As of December 31, 2024
Assets
Cash and cash equivalents	$58	$137
Accounts receivable (net of allowance for doubtful accounts of $1 and $1)	310	337
Other receivables	9	7
Related party receivables	7	6
Inventories	632	567
Other current assets	34	47
Total current assets	1,050	1,101
Property, plant and equipment (net of accumulated depreciation of $979 and $961)	772	758
Operating lease right-of-use assets, net	99	90
Goodwill	1,895	1,895
Intangible assets, net	965	972
Other assets	58	57
Total assets	$4,839	$4,873
Liabilities
Accounts payable	$370	$319
Related party payables	25	34
Current portion of long-term debt	16	—
Current operating lease liabilities	22	20
Income taxes payable	21	5
Accrued and other current liabilities	130	161
Total current liabilities	584	539
Long-term debt	1,621	1,686
Long-term operating lease liabilities	81	73
Deferred income taxes	333	342
Long-term postretirement benefit obligation	14	14
Other liabilities	84	77
Total liabilities	$2,717	$2,731
Stockholders’ equity
Common stock, $0.001 par value; 2,000 shares authorized; 210.3 shares issued and outstanding	—	—
Additional paid-in capital	1,417	1,413
Accumulated other comprehensive income	29	35
Retained earnings	676	694
Total stockholders’ equity	2,122	2,142
Total liabilities and stockholders’ equity	$4,839	$4,873

Reynolds Consumer Products Inc.
Consolidated Statements of Cash Flows
(amounts in millions)

	Three Months Ended March 31,
	2025	2024
Cash provided by operating activities
Net income	$31	$49
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	32	32
Deferred income taxes	(8)	(1)
Stock compensation expense	6	4
Change in assets and liabilities:
Accounts receivable, net	27	17
Other receivables	(2)	—
Related party receivables	(1)	—
Inventories	(66)	(45)
Accounts payable	50	77
Related party payables	(9)	(4)
Income taxes payable / receivable	17	15
Accrued and other current liabilities	(30)	(45)
Other assets and liabilities	9	—
Net cash provided by operating activities	56	99
Cash used in investing activities
Acquisition of property, plant and equipment	(39)	(29)
Net cash used in investing activities	(39)	(29)
Cash used in financing activities
Repayment of long-term debt	(50)	—
Dividends paid	(48)	(48)
Proceeds from term loan refinancing	743	—
Repayments of existing term loan	(743)	—
Other financing activities	2	(2)
Net cash used in financing activities	(96)	(50)
Net (decrease) increase in cash and cash equivalents	(79)	20
Cash and cash equivalents at beginning of period	137	115
Cash and cash equivalents at end of period	$58	$135

Cash paid:
Interest - long-term debt, net of interest rate swaps	21	25

Reynolds Consumer Products Inc.
Segment Results
(amounts in millions)

	Reynolds Cooking & Baking	Hefty Waste & Storage	Hefty Tableware	Presto Products	Unallocated(1)	Total
Revenues
Three Months Ended March 31, 2025	$259	$240	$179	$143	$(3)	$818
Three Months Ended March 31, 2024 (2)	256	234	208	143	(8)	833
Adjusted EBITDA
Three Months Ended March 31, 2025	$38	$59	$17	$26	$(23)	$117
Three Months Ended March 31, 2024 (2)	32	67	30	29	(36)	122
(1)The unallocated net revenues include elimination of inter-segment revenues and other revenue adjustments. The unallocated Adjusted EBITDA represents the combination of corporate expenses which are not allocated to our segments and other unallocated revenue adjustments.
(2)During the three months ended March 31, 2025, we reassigned certain product lines supporting international distribution across our segments to better align with our strategic objectives. All prior period segment disclosures have been recast to reflect this reassignment. Our composition of operating segments and reportable segments did not change, and this reassignment had no effect on our previously reported consolidated results of operations.

Components of Change in Net Revenues for the Three Months Ended March 31, 2025 vs. the Three Months Ended March 31, 2024

	Price	Volume/Mix		Total
		Retail	Non-Retail
Reynolds Cooking & Baking	2%	(4)%	3%	1%
Hefty Waste & Storage	—%	3%	—%	3%
Hefty Tableware	2%	(16)%	—%	(14)%
Presto Products	—%	—%	—%	—%
Total RCP	2%	(4)%	—%	(2)%

Use of Non-GAAP Financial Measures
We use non-GAAP financial measures “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Earnings Per Share,” “Net Debt,” and “Net Debt to Trailing Twelve Months Adjusted EBITDA” in evaluating our past results and future prospects. We define Adjusted EBITDA as net income calculated in accordance with GAAP, plus the sum of income tax expense, net interest expense, debt refinancing expense, depreciation and amortization, costs to execute strategic initiatives and CEO transition costs. We define Adjusted Net Income and Adjusted Earnings Per Share (“Adjusted EPS”) as Net Income and Earnings Per Share (“EPS”) calculated in accordance with GAAP, plus the after-tax impact of debt refinancing expense, costs to execute strategic initiatives and CEO transition costs. We define Net Debt as the current portion of long-term debt plus long-term debt less cash and cash equivalents. We define Net Debt to Trailing Twelve Months Adjusted EBITDA as Net Debt (as defined above) as of the end of the period to Adjusted EBITDA (as defined above) for the period.
We present Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions. In addition, our chief operating decision maker uses Adjusted EBITDA of each reportable segment to evaluate the operating performance of such segments. We use Adjusted Net Income and Adjusted EPS as supplemental measures to evaluate our business’ performance in a way that also considers our ability to generate profit without the impact of certain items. We use Net Debt as we believe it is a more representative measure of our liquidity. We use Net Debt to Trailing Twelve Months Adjusted EBITDA because it reflects our ability to service our debt obligations. We present Conversion of Adjusted EBITDA as it measures our management of working capital and profit conversion to cash. Accordingly, we believe presenting these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP financial measures presented by other companies.
Guidance for fiscal year and second quarter 2025, where adjusted, is provided on a non-GAAP basis. While the Company is providing estimated amounts for certain of the expected adjustments in this release, the Company cannot provide full reconciliations for its expected second quarter and fiscal year 2025 Adjusted EBITDA and Adjusted EPS to expected Net Income and expected EPS under “Fiscal Year 2025 and Second Quarter 2025 Outlook” without unreasonable effort because certain items that impact Net Income and EPS and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time, which unavailable information is not expected to have a significant impact on the Company’s GAAP financial results.
Please see reconciliations of non-GAAP measures used in this release (with the exception of our fiscal year and second quarter 2025 Adjusted EBITDA and Adjusted EPS outlook, as described above) to the most directly comparable GAAP measures, beginning on the following page.

Reynolds Consumer Products Inc.
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
	(in millions)
Net income – GAAP	$31	$49
Income tax expense	11	16
Interest expense, net	21	25
Debt refinancing expense(1)	13	—
Depreciation and amortization	32	32
Costs to execute strategic initiatives(2)	5	—
CEO transition costs(3)	4	—
Adjusted EBITDA (Non-GAAP)	$117	$122
(1)    Reflects the expense recorded related to our March 2025 Term Loan Facility refinancing.
(2)    Reflects costs related to the execution of cost savings and revenue growth strategic initiatives.
(3)    Reflects compensation and other costs related to the CEO transition effective January 1, 2025.
Reynolds Consumer Products Inc.
Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
(in millions, except for per share data)	Net Income	Diluted Shares	Diluted EPS	Net Income	Diluted Shares	Diluted EPS
As Reported - GAAP	$31	210.3	$0.15	$49	210.1	$0.23
Adjustments:
Debt refinancing expense(1)	10	210.3	0.05	—	210.1	—
Costs to execute strategic initiatives(1)	4	210.3	0.02	—	210.1	—
CEO transition costs(1)	4	210.3	0.02	—	210.1	—
Adjusted (Non-GAAP)	$49	210.3	$0.23	$49	210.1	$0.23

(1)    Amounts are after tax, calculated based on the applicable tax treatment of each adjustment, using a normalized effective tax rate of 23.9% for deductible items and 0% for non-deductible items.
Reynolds Consumer Products Inc.
Reconciliation of Trailing Twelve Months Net Income to Trailing Twelve Months Adjusted EBITDA
(amounts in millions)

	Twelve Months Ended March 31, 2025	Twelve Months Ended December 31, 2024
Net income – GAAP	$335	$352
Income tax expense	93	99
Interest expense, net	93	98
Debt refinancing expense	13	—
Depreciation and amortization	130	129
Costs to execute strategic initiatives	5	—
CEO transition costs	4	—
Adjusted EBITDA (Non-GAAP)	$673	$678

Reynolds Consumer Products Inc.
Reconciliation of Total Debt to Net Debt and Calculation of Net Debt to Trailing Twelve Months Adjusted EBITDA
(amounts in millions, except for Net Debt to Trailing Twelve Months Adjusted EBITDA)

As of March 31, 2025
Current portion of long-term debt	$16
Long-term debt	1,621
Total debt	1,637
Cash and cash equivalents	(58)
Net debt (Non-GAAP)	$1,579
For the twelve months ended March 31, 2025
Adjusted EBITDA (Non-GAAP)	$673

Net Debt to Trailing Twelve Months Adjusted EBITDA	2.3x

As of December 31, 2024
Current portion of long-term debt	$—
Long-term debt	1,686
Total debt	1,686
Cash and cash equivalents	(137)
Net debt (Non-GAAP)	$1,549
For the twelve months ended December 31, 2024
Adjusted EBITDA (Non-GAAP)	$678

Net Debt to Trailing Twelve Months Adjusted EBITDA	2.3x